                                             Exhibit 99.1
Editorial Contacts:
Nate Melihercik, Head of Global Investor Relations - ir@logitech.com
Nicole Kenyon, Head of Global Corporate and Internal Communications - nkenyon@logitech.com (USA)
Ben Starkie, Corporate Communications - +41 (0) 79-292-3499, bstarkie1@logitech.com (Europe)

Logitech Announces Second Quarter Fiscal Year 2024 Results
Company Raises FY 2024 Outlook

LAUSANNE, Switzerland, Oct. 24, 2023 and SAN JOSE, Calif., Oct. 23, 2023 — SIX Swiss Exchange Ad hoc announcement pursuant to Art. 53 LR — Logitech International (SIX: LOGN) (Nasdaq: LOGI) today announced financial results for the second quarter of Fiscal Year 2024.
•Sales were $1.06 billion, down 8 percent in US dollars and 9 percent in constant currency, compared to the prior year.
•GAAP operating income was $157 million, up 23 percent compared to the prior year. Non-GAAP operating income was $183 million, up 17 percent compared to the prior year. In the quarter, the Company continued to reduce operating expenses, down 9 percent compared to the prior year, in line with the decline in net sales.
•GAAP earnings per share (EPS) was $0.86, up 72 percent compared to the prior year. Non-GAAP EPS was $1.09, up 30 percent compared to the prior year.
•Cash flow from operations was $223 million, up $150 million compared to the prior year. The quarter-ending cash balance was $1.16 billion. In the quarter, the Company returned $276 million of cash to shareholders through its annual dividend payment and share repurchases.

“The Logitech team stepped up execution this quarter and delivered results that demonstrate the underlying potential of our business,” said Guy Gecht, Logitech interim chief executive officer. “We made great progress toward a return to growth and exceeded our pre-pandemic profit levels. Our design-led innovation capabilities were on full display, with 16 new product introductions during the quarter. I'm proud of what our team has accomplished in this challenging environment. We remain focused on developing market leading products, operational excellence, and value creation for shareholders."

“While our second quarter revenue was down compared to last year, we delivered expanded gross margins of 42.0% and operating margins of 17.3%,” said Chuck Boynton, Logitech chief financial officer. “Through strong operating execution and working capital management, we generated $223 million in operating cash flow and returned $276 million to our shareholders. Our focus on cost discipline with a customer-first mindset is paying off, with share growth in key categories. We remain cautiously optimistic on the balance of the year and are pleased to raise the annual outlook.”

CEO Search Update
Over the last four months, the board of directors, led by Wendy Becker, has been conducting a global CEO search looking at internal and external candidates across industries and geographies. The board has met with a number of strong, diverse and experienced candidates, and is moving closer to finalizing a decision.

Updated Full Year Outlook
Logitech raised its full-year outlook for Fiscal Year 2024:

	Previous FY 2024 outlook	New FY 2024 outlook
Sales	$3.8 - $4.0 billion	$4.0 - $4.15 billion
Sales decline (in US dollars, year over year)	16% - 12%	12% - 9%
Non-GAAP operating income	$400 - $500 million	$525 - $575 million
Non-GAAP op. inc. decline (year over year)	32% - 15%	11% - 2%

H1 2024 Results Compared to H1 2024 Outlook
Logitech exceeded its outlook for the first half of Fiscal Year 2024:

	H1 2024 outlook	H1 2024 results
Sales	$1.875 - $1.975 billion	$2.032 billion
Sales decline (in US dollars, year over year)	19% - 14%	12%
Non-GAAP operating income	$180 - $220 million	$292 million
Non-GAAP op. inc. decline (year over year)	40% - 27%	3%

Financial Results Videoconference and Webcast
Logitech will hold a financial results videoconference to discuss the results for Q2 Fiscal Year 2024 on Tuesday, October 24, 2023 at 8:30 a.m. Eastern Daylight Time and 2:30 p.m. Central European Summer Time. A livestream of the event will be available on the Logitech corporate website at
http://ir.logitech.com.
Use of Non-GAAP Financial Information and Constant Currency
To facilitate comparisons to Logitech’s historical results, Logitech has included non-GAAP adjusted measures in this press release, which exclude share-based compensation expense, amortization of intangible assets, acquisition-related costs, restructuring charges (credits), net, loss (gain) on investments, non-GAAP income tax adjustment, and other items detailed under “Supplemental Financial Information” after the tables below and posted to our website at http://ir.logitech.com. Logitech also presents percentage sales growth in constant currency (“CC”), a non-GAAP measure, to show performance unaffected by fluctuations in currency exchange rates. Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales. Logitech believes this information, used together with the GAAP financial information, will help investors to evaluate its current period performance, outlook and trends in its business. With respect to the Company’s outlook for non-GAAP operating income, most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to the GAAP amounts has been provided for the full Fiscal Year 2024 non-GAAP operating income outlook.
Public Dissemination of Certain Information
Recordings of Logitech's earnings videoconferences and certain events Logitech participates in or hosts, with members of the investment community are posted on the company's investor relations website at https://ir.logitech.com. Additionally, Logitech provides notifications of news or announcements regarding its operations and financial performance, including its filings with the Securities and Exchange Commission (SEC), investor events, and press and earnings releases as part of its investor relations website. Logitech intends to use its investor relations website as means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Logitech’s corporate governance information also is available on its investor relations website.
About Logitech
Logitech helps all people pursue their passions and is committed to doing so in a way that is good for people and the planet. We design hardware and software solutions that help businesses thrive and bring people together when working, creating, gaming and streaming. Brands of Logitech include Logitech, Logitech G, ASTRO Gaming, Streamlabs, Blue Microphones and Ultimate Ears. Founded in 1981, and headquartered in Lausanne, Switzerland, Logitech International is a Swiss public company listed on the SIX Swiss Exchange (LOGN) and on the Nasdaq Global Select Market (LOGI). Find Logitech at www.logitech.com, the company blog or @logitech.
# # #
This press release contains forward-looking statements within the meaning of U.S. federal securities laws, including, without limitation, statements regarding: our preliminary financial results for the three and six months ended September 30, 2023, Fiscal Year 2024 outlook for sales and non-GAAP operating income, CEO search update, and related assumptions. The forward-looking statements in this press release are subject to risks and uncertainties that could cause Logitech’s actual results and events to differ materially from those anticipated in these forward-looking statements, including, without limitation: macroeconomic and geopolitical conditions and other factors and their impact, for example changes in inflation levels and monetary policies; our expectations regarding our expense reduction efforts, including the timing thereof; changes in secular trends that impact our business; if our product offerings, marketing activities and investment prioritization decisions do not result in the sales, profitability or profitability growth we expect, or when we expect it; if we fail to innovate and develop new products in a timely and cost-effective manner for our new and existing product categories; if we do not successfully execute on our growth opportunities or our growth opportunities are more limited than we expect; the effect of demand variability, supply shortages and other supply chain challenges; the effect of pricing, product, marketing and other initiatives by our competitors, and our reaction to them, on our sales, gross margins and profitability; if we are not able to maintain and enhance our brands; if our products and marketing strategies fail to separate our products from competitors’ products; if we do not efficiently manage our spending; our expectations regarding our restructuring efforts, including the timing thereof; if there is a deterioration of business and economic conditions in one or more of our sales regions or product categories, or significant fluctuations in exchange rates; changes in trade regulations, policies and agreements and the imposition of tariffs that affect our products or operations and our ability to mitigate; if we do not successfully execute on strategic acquisitions and investments; risks associated with acquisitions; and the effect of changes to our effective income tax rates. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Logitech’s periodic filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the fiscal year ended March 31, 2023, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, and our subsequent reports filed with the SEC, available at www.sec.gov, under the caption Risk Factors and elsewhere. Logitech does not undertake any obligation to update any forward-looking statements to reflect new information or events or circumstances occurring after the date of this press release.

Note that unless noted otherwise, comparisons are year over year.

Logitech and other Logitech marks are trademarks or registered trademarks of Logitech Europe S.A. and/or its affiliates in the U.S. and other countries. All other trademarks are the property of their respective owners. For more information about Logitech and its products, visit the company’s website at www.logitech.com.
(LOGIIR)

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands, except per share amounts) - unaudited

	Three months ended September 30,		Six months ended September 30,
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	2023	2022	2023	2022

Net sales	$1,057,008	$1,148,951	$2,031,507	$2,308,816
Cost of goods sold	615,403	707,026	1,211,115	1,404,246
Amortization of intangible assets	2,983	3,145	6,128	6,187
Gross profit	438,622	438,780	814,264	898,383

Operating expenses:
Marketing and selling	176,356	202,091	355,541	431,469
Research and development	68,559	69,009	139,118	144,526
General and administrative	35,538	26,589	76,835	62,449
Amortization of intangible assets and acquisition-related costs	3,318	2,873	6,003	6,242
Restructuring charges (credits), net	(1,788)	10,817	1,723	10,817
Total operating expenses	281,983	311,379	579,220	655,503

Operating income	156,639	127,401	235,044	242,880
Interest income	11,856	3,459	21,682	4,908
Other income (expense), net	(1,044)	(25,397)	(14,016)	(19,773)
Income before income taxes	167,451	105,463	242,710	228,015
Provision for income taxes	30,334	23,372	42,866	45,088
Net income	$137,117	$82,091	$199,844	$182,927

Net income per share:
Basic	$0.87	$0.50	$1.26	$1.12
Diluted	$0.86	$0.50	$1.25	$1.11

Weighted average shares used to compute net income per share:
Basic	157,911	163,186	158,385	163,937
Diluted	158,934	164,328	159,545	165,371

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands, except per share amounts) - unaudited

	September 30,	March 31,
CONDENSED CONSOLIDATED BALANCE SHEETS	2023	2023

Current assets:
Cash and cash equivalents	$1,163,904	$1,149,023
Accounts receivable, net	656,895	630,382
Inventories	532,943	682,893
Other current assets	138,482	142,876
Total current assets	2,492,224	2,605,174

Non-current assets:
Property, plant and equipment, net	122,027	121,503
Goodwill	461,401	454,610
Other intangible assets, net	58,081	63,173
Other assets	291,297	316,293
Total assets	$3,425,030	$3,560,753

Current liabilities:
Accounts payable	$492,905	$406,968
Accrued and other current liabilities	594,042	643,139
Total current liabilities	1,086,947	1,050,107

Non-current liabilities:
Income taxes payable	114,235	106,391
Other non-current liabilities	146,583	146,695
Total liabilities	1,347,765	1,303,193

Shareholders’ equity:
Registered shares, CHF 0.25 par value:	30,148	30,148
Issued shares — 173,106 at September 30, 2023 and March 31, 2023
Additional shares that may be issued out of conditional capital — 50,000 at September 30, 2023 and March 31, 2023
Additional shares that may be issued out of authorized capital — 17,311 at September 30, 2023 and March 31, 2023
Additional paid-in capital	47,311	127,380
Shares in treasury, at cost — 16,029 at September 30, 2023 and 13,763 at March 31, 2023	(1,083,468)	(977,266)
Retained earnings	3,190,220	3,177,575
Accumulated other comprehensive loss	(106,946)	(100,277)
Total shareholders’ equity	2,077,265	2,257,560
Total liabilities and shareholders’ equity	$3,425,030	$3,560,753

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands) - unaudited
	Three months ended September 30,		Six months ended September 30,
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	2023	2022	2023	2022

Cash flows from operating activities:
Net income	$137,117	$82,091	$199,844	$182,927
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	16,637	18,662	34,135	37,288
Amortization of intangible assets	5,682	6,015	11,509	12,244
Loss (gain) on investments	(214)	22,934	11,609	11,577
Share-based compensation expense	22,068	12,245	43,579	35,935
Deferred income taxes	8,146	2,775	11,108	3,040
Other	76	242	100	118
Changes in assets and liabilities, net of acquisitions:
Accounts receivable, net	(100,752)	(77,337)	(35,362)	(121,909)
Inventories	35,929	22,114	146,369	21,790
Other assets	(22,343)	(175)	11,999	4,757
Accounts payable	106,442	(8,320)	88,022	(78,354)
Accrued and other liabilities	14,476	(8,322)	(59,853)	(72,157)
Net cash provided by operating activities	223,264	72,924	463,059	37,256
Cash flows from investing activities:
Purchases of property, plant and equipment	(18,493)	(25,821)	(34,731)	(45,384)
Investment in privately held companies	(322)	(187)	(356)	(2,275)
Acquisitions, net of cash acquired	(12,878)	—	(14,138)	(5,839)
Purchases of deferred compensation investments	(1,479)	(1,577)	(2,548)	(2,499)
Proceeds from sales of deferred compensation investments	1,551	1,493	2,622	2,436
Net cash used in investing activities	(31,621)	(26,092)	(49,151)	(53,561)
Cash flows from financing activities:
Payment of cash dividends	(182,305)	(158,680)	(182,305)	(158,680)
Payment of contingent consideration for business acquisition	(5,002)	(5,954)	(5,002)	(5,954)
Purchases of registered shares	(93,865)	(116,942)	(188,941)	(237,561)
Proceeds from exercises of stock options and purchase rights	13,206	12,850	15,319	12,850
Tax withholdings related to net share settlements of restricted stock units	(2,028)	(2,598)	(26,224)	(26,742)
Other financing activities	(1,116)	—	(1,116)	—
Net cash used in financing activities	(271,110)	(271,324)	(388,269)	(416,087)
Effect of exchange rate changes on cash and cash equivalents	(7,715)	(13,664)	(10,758)	(27,823)
Net increase (decrease) in cash and cash equivalents	(87,182)	(238,156)	14,881	(460,215)
Cash and cash equivalents, beginning of the period	1,251,086	1,106,657	1,149,023	1,328,716
Cash and cash equivalents, end of the period	$1,163,904	$868,501	$1,163,904	$868,501

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands) - unaudited

SUPPLEMENTAL FINANCIAL INFORMATION	Three months ended September 30,			Six months ended September 30,
NET SALES	2023	2022 (1)	Change	2023	2022 (1)	Change

Net sales by product category:
Gaming (2)	$282,104	$322,028	(12)%	$548,533	$619,949	(12)%
Keyboards & Combos	194,914	200,853	(3)	375,769	428,573	(12)
Pointing Devices	191,676	185,200	3	366,130	368,483	(1)
Video Collaboration	152,389	179,199	(15)	291,735	360,831	(19)
Webcams	88,222	102,018	(14)	163,422	211,280	(23)
Tablet Accessories	63,677	54,203	17	134,013	120,788	11
Headsets	44,411	44,750	(1)	81,261	90,693	(10)
Other (3)	39,615	60,700	(35)	70,644	108,219	(35)
Total Net Sales	$1,057,008	$1,148,951	(8)%	$2,031,507	$2,308,816	(12)%

(1) The Company has reclassified certain prior period amounts to conform to the current period presentation.
(2) Gaming includes streaming services revenue generated by Streamlabs.
(3) Other primarily consists of mobile speakers and PC speakers.

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands, except per share amounts) - unaudited

SUPPLEMENTAL FINANCIAL INFORMATION	Three months ended September 30,		Six months ended September 30,
GAAP TO NON-GAAP RECONCILIATION (A)	2023	2022	2023	2022

Gross profit - GAAP	$438,622	$438,780	$814,264	$898,383
Share-based compensation expense	2,462	1,443	3,877	2,904
Amortization of intangible assets	2,983	3,145	6,128	6,187
Gross profit - Non-GAAP	$444,067	$443,368	$824,269	$907,474

Gross margin - GAAP	41.5%	38.2%	40.1%	38.9%
Gross margin - Non-GAAP	42.0%	38.6%	40.6%	39.3%

Operating expenses - GAAP	$281,983	$311,379	$579,220	$655,503
Less: Share-based compensation expense	19,606	10,802	39,702	33,031
Less: Amortization of intangible assets and acquisition-related costs	3,318	2,873	6,003	6,242
Less: Restructuring charges (credits), net	(1,788)	10,817	1,723	10,817
Operating expenses - Non-GAAP	$260,847	$286,887	$531,792	$605,413

% of net sales - GAAP	26.7%	27.1%	28.5%	28.4%
% of net sales - Non-GAAP	24.7%	25.0%	26.2%	26.2%

Operating income - GAAP	$156,639	$127,401	$235,044	$242,880
Share-based compensation expense	22,068	12,245	43,579	35,935
Amortization of intangible assets and acquisition-related costs	6,301	6,018	12,131	12,429
Restructuring charges (credits), net	(1,788)	10,817	1,723	10,817
Operating income - Non-GAAP	$183,220	$156,481	$292,477	$302,061

% of net sales - GAAP	14.8%	11.1%	11.6%	10.5%
% of net sales - Non-GAAP	17.3%	13.6%	14.4%	13.1%

Net income - GAAP	$137,117	$82,091	$199,844	$182,927
Share-based compensation expense	22,068	12,245	43,579	35,935
Amortization of intangible assets and acquisition-related costs	6,301	6,018	12,131	12,429
Restructuring charges (credits), net	(1,788)	10,817	1,723	10,817
Loss (gain) on investments	(214)	22,934	11,609	11,577
Non-GAAP income tax adjustment	9,933	3,607	7,930	7,066
Net income - Non-GAAP	$173,417	$137,712	$276,816	$260,751

Net income per share:
Diluted - GAAP	$0.86	$0.50	$1.25	$1.11
Diluted - Non-GAAP	$1.09	$0.84	$1.74	$1.58

Shares used to compute net income per share:
Diluted - GAAP and Non-GAAP	158,934	164,328	159,545	165,371

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands) - unaudited

SUPPLEMENTAL FINANCIAL INFORMATION	Three months ended September 30,		Six months ended September 30,
SHARE-BASED COMPENSATION EXPENSE	2023	2022	2023	2022

Share-based Compensation Expense
Cost of goods sold	$2,462	$1,443	$3,877	$2,904
Marketing and selling	9,262	7,429	19,745	17,226
Research and development	4,694	3,280	9,147	8,812
General and administrative	5,650	93	10,810	6,993
Total share-based compensation expense	22,068	12,245	43,579	35,935
Income tax expense (benefit)	(2,548)	102	(7,866)	(4,220)
Total share-based compensation expense, net of income tax expense (benefit)	$19,520	$12,347	$35,713	$31,715

*Note: These preliminary results for the three and six months ended September 30, 2023 are subject to adjustments, including subsequent events that may occur through the date of filing our Quarterly Report on Form 10-Q.

(A) Non-GAAP Financial Measures

To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use a number of financial measures, both GAAP and non-GAAP, in analyzing and assessing our overall business performance, for making operating decisions and for forecasting and planning future periods. We consider the use of non-GAAP financial measures helpful in assessing our current financial performance, ongoing operations and prospects for the future as well as understanding financial and business trends relating to our financial condition and results of operations.

While we use non-GAAP financial measures as a tool to enhance our understanding of certain aspects of our financial performance and to provide incremental insight into the underlying factors and trends affecting both our performance and our cash-generating potential, we do not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides useful supplemental data that, while not a substitute for GAAP financial measures, can offer insight in the review of our financial and operational performance and enables investors to more fully understand trends in our current and future performance. In assessing our business during the quarter ended September 30, 2023 and prior periods presented, we excluded items in the following general categories, each of which are described below:

Share-based compensation expense. We believe that providing non-GAAP measures excluding share-based compensation expense, in addition to the GAAP measures, allows for a more transparent comparison of our financial results from period to period. We prepare and maintain our budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure. Further, companies use a variety of types of equity awards as well as a variety of methodologies, assumptions and estimates to determine share-based compensation expense. We believe that excluding share-based compensation expense enhances our ability and the ability of investors to understand the impact of non-cash share-based compensation on our operating results and to compare our results against the results of other companies.

Amortization of intangible assets. We incur intangible asset amortization expense, primarily in connection with our acquisitions of various businesses and technologies. The amortization of purchased intangibles varies depending on the level of acquisition activity. We exclude these various charges in budgeting, planning and forecasting future periods and we believe that providing the non-GAAP measures excluding these various non-cash charges, as well as the GAAP measures, provides additional insight when comparing our gross profit, operating expenses, and financial results from period to period.

Acquisition-related costs. We incurred expenses and credits in connection with our acquisitions which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition-related costs include certain incremental expenses incurred to effect a business combination. We believe that providing the non-GAAP measures excluding these costs and credits, as well as the GAAP measures, assists our investors because such costs are not reflective of our ongoing operating results.

Restructuring charges (credits), net. These expenses are associated with restructuring plans, and will vary based on the initiatives in place during any given period. Restructuring charges may include costs related to employee terminations, facility closures and early cancellation of certain contracts as well as other costs resulting from our restructuring initiatives. We believe that providing the non-GAAP measures excluding these items, as well as the GAAP measures, assists our investors because such charges (credits) are not reflective of our ongoing operating results.

Loss (gain) on investments. We recognize losses (gains) related to our investments in various companies, which vary depending on the operational and financial performance of the companies in which we invest. These amounts include our losses (earnings) on equity method investments, investment impairments and losses (gains) resulting from sales or other events related to our investments. We believe that providing the non-GAAP measures excluding these items, as well as the GAAP measures, assists our investors because such losses (gains) are not reflective of our ongoing operations.

Non-GAAP income tax adjustment. Non-GAAP income tax adjustment primarily measures the income tax effect of non-GAAP adjustments excluded above and other events; the determination of which is based upon the nature of the underlying items, the mix of income and losses in jurisdictions and the relevant tax rates in which we operate.

Each of the non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and may be reflected in the Company’s financial results for the foreseeable future. We compensate for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, we evaluate the non-GAAP financial measures together with the most directly comparable GAAP financial information.

Additional Supplemental Financial Information - Constant Currency

In addition, Logitech presents percentage sales growth in constant currency to show performance unaffected by fluctuations in currency exchange rates. Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales.